UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center,

Klarabergsviadukten 70,

Box 70381

SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 6, 2011, Autoliv, Inc. (the “Company”) issued a press release announcing that Mr. Gunnar Dahlén will retire from his position as President of Autoliv Asia, effective April 1, 2012. From this date, he will support the Company’s CEO and President Mr. Jan Carlson until Mr. Dahlén’s retirement from the Company on June 30, 2012.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Also in the press release dated December 6, 2011, the Company announced that Mr. George Chang, currently President of Autoliv China, would succeed Mr. Dahlén on April 1, 2012 as President of Autoliv Asia.

The press release discussed under Item 5.02 above is hereby incorporated by reference under this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Autoliv, Inc. dated December 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.
Date: December 6, 2011

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary